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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): MAY 28, 1998


                         COMMISSION FILE NUMBER 1-14004


                                XENOMETRIX, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                           04-3166089
(State or other jurisdiction of                              (IRS employer
 incorporation or organization)                          identification number)


                             2425 NORTH 55TH STREET
                                BOULDER, CO 80301
              (Address of principal executive offices and zip code)


                                 (303) 447-1773
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS

         Xenometrix, Inc. (the "Company") announced that it had entered into an agreement (the "Amendment") with the Aries Domestic Fund L.P. and the Aries Fund, a Cayman Islands Trust (together the "Aries Funds") to amend the Senior Line of Credit Agreement (the "Credit Agreement") previously entered into on September 25, 1997 and the $1,500,000 of senior secured promissory notes (the "Notes") subsequently issued to the Aries Funds under the Credit Agreement. The Amendment extends the due date on the Notes from May 25, 1998 to June 25, 1998. Effective March 25, 1998, the interest rate on the Notes was increased from 12 % to 18%. All other terms and conditions of the Credit Agreement, as amended, and the Notes continue in force during the extension period.

         On May 28, 1998, the Company issued the attached press release, a copy of which is included as Exhibit 99.3 to this Current Report and is incorporated by reference herein.

ITEM 7.    EXHIBITS

         99.3 Press release dated May 28, 1998 entitled "Xenometrix Receives Extension On Bridge Notes"


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  JUNE 4, 1998                  XENOMETRIX, INC.


                                      By:  /s/  Ronald L. Hendrick
                                          -------------------------------------
                                              Ronald L. Hendrick
                                              Executive Vice President and
                                              Chief Financial Officer
                                              (Principal Financial and
                                                Accounting Officer)



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                                  EXHIBIT INDEX


Exhibit
Number            Description of Document
------            -----------------------
99.3              Press release dated May 28, 1998 entitled "Xenometrix Receives
                  Extension On Bridge Notes"